Customer No. ____________
Loan No. _______________

RBC Centura	LOAN AND SECURITY AGREEMENT

          This LOAN AND SECURITY AGREEMENT (“Agreement”) is entered into as of the 8th day of April, 2004, by and between RBC CENTURA BANK (“Bank”), and VERILINK CORPORATION, V-X ACQUISITION COMPANY and XEL COMMUNICATIONS, INC. (collectively, “Borrower”).

RECITALS

          Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower for use by Borrower in its business.  This Agreement sets forth the terms and conditions on which Bank will advance credit to Borrower.

AGREEMENT

          The parties agree as follows:

          1.          DEFINITIONS AND INTERPRETATION.

                       1.1          Definitions.  Capitalized terms used herein and not defined in the specific section in which they are used shall have the meanings assigned to such terms in Exhibit A.  Terms not defined in a specific section or in Exhibit A which are defined in the Code shall have the meanings assigned to such terms in the Code.

                       1.2          Accounting Terms.  All accounting terms not specifically defined in Exhibit A shall be construed in accordance with GAAP and, except as otherwise provided herein, all calculations shall be made in accordance with GAAP.  The term “financial statements” shall include the accompanying notes and schedules.

                       1.3          Use and Application of Terms.  To the end of achieving the full realization by Bank of its rights and remedies under this Agreement, including payment in full of the Obligations, in using and applying the various terms, provisions and conditions in this Agreement, the following shall apply: (i)  the terms “hereby”, “hereof”, “herein”, “hereunder” and any similar words refer to this Agreement; (ii)  words in the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular numbered meaning include the plural number, and vice versa and references to Borrower shall mean each Borrower individually as the context may require; (iii)  words importing persons include firms, companies, associations, general partnerships, limited partnerships, limited liability partnerships, limited liability limited partnerships, limited liability companies, trusts, business trusts, corporations and other registered or legal organizations, including public and quasi-public bodies, as well as individuals; (iv)  the use of the terms “including” or “included in”, or the use of examples generally, are not intended to be limiting, but shall mean, without limitation, the examples provided and others that are not listed, whether similar or dissimilar;  (v)  the phrase “costs and expenses”, or variations thereof, shall include, without limitation, to the extent actually incurred, the reasonable fees of the following persons: attorneys, legal assistants, accountants, engineers, surveyors, appraisers and other professionals and service providers; (vi) as the context requires, the word “and” may have a joint meaning or a several meaning and the word “or” may have an inclusive meaning or an exclusive meaning; (vii) this Agreement shall not be applied, interpreted and construed more strictly against a person because that person or that person’s attorney drafted this Agreement; and (viii) wherever possible each provision of this Agreement and the other Loan Documents shall be interpreted and applied in such manner as to be effective and valid under applicable Requirements of Law, but if any provision of this Agreement or any of the other Loan Documents shall be prohibited or invalid under such law, or the application thereof shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions, or the application thereof shall be in a manner and to an extent permissible under applicable Requirements of Law.

          2.          CREDIT EXTENSIONS.

                       2.1          Credit Extensions.  Subject to and upon the terms and conditions of this Agreement and provided that no Event of Default has occurred and is continuing, Bank shall make available to Borrower the following Credit Facilities and Credit Extensions thereunder:  Revolving Facility.  The Credit Facilities and related Credit Extensions which are to be made available to Borrower are more fully described below in this Section 2.1 and unless otherwise provided in this Agreement, the Credit Facilities and related Credit Extensions shall be evidenced by one or more Promissory Notes from Borrower to Bank and the Credit Extensions shall bear interest, and the Credit Extensions, the interest and the fees, charges, premiums and costs and expenses associated therewith, shall be repayable in accordance with the terms of such Promissory Notes and this Agreement.

                                      (a)          Revolving Facility.  At any time from the date hereof through the Revolving Maturity Date, Borrower may request and Bank agrees to make advances (“Advance” or “Advances”) to Borrower for use in its business – and not for any other purpose.   Borrower may request no more than two (2) Advances in a calendar month and the aggregate amount of outstanding Advances shall not exceed at any time (i) the lesser of (A) the Committed Revolving Line or (B) Zero Dollars ($0) plus the Borrowing Base.  If no Event of Default has occurred and is continuing, amounts borrowed under the Revolving Facility may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

                       2.2          Credit Extensions – Disbursements.  Whenever Borrower desires an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission or telephone no later than 10:00 a.m. eastern time, on the Business Day on which Borrower desires the Advance to be made.  Each notification by facsimile transmission shall include the information requested on the form attached as Exhibit B, shall be submitted substantially in the form of Exhibit B and shall be signed by a Responsible Officer or a designee thereof.  Each notification by telephone shall include the information requested on the form attached as Exhibit B and each notification by telephone shall be followed within one Business Day by a facsimile transmission which meets the criteria regarding a facsimile transmission.  Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof.  Bank shall not have any liability to Borrower or any other person for its failure to make an Advance on the date requested by Borrower, unless such failure is the result of willful misconduct or gross negligence of Bank; and if Bank’s failure is a result of willful misconduct or gross negligence, its liability shall be limited to actual damages only – Bank shall not be liable for indirect, speculative, consequential or punitive damages and losses.  If Borrower maintains its operating deposit account with Bank, Bank will credit the amount of the Advances to such account.  If Borrower does not maintain its operating deposit account with Bank, Bank will issue to Borrower for deposit in its operating deposit account a bank check or other negotiable instrument drawn on Bank or a wire transfer of immediately available funds in the amount of the Advances, as Borrower may request.

                       2.3          Overadvances.  If, at any time, the aggregate amount of the outstanding principal under any Credit Extension exceeds the maximum amount that is permitted to be outstanding at any one time, as provided in this Section 2, the Borrower shall immediately upon demand pay to Bank, in cash, the amount of such excess.

                       2.4          Charging of Payments.  Bank may, at its option, set-off and apply to the Obligations and otherwise exercise its rights of recoupment as to any and all (i) balances and deposits of Borrower held by Bank, (ii) indebtedness and other obligations at any time owing to or for the credit or the account of Borrower by Bank and by any of Bank’s Affiliates.  Bank may, at its option, also charge all payments required to be made on any of the Obligations against the Committed Revolving Line.  If Bank charges the aforementioned payments against the Committed Revolving Line, the same shall be deemed an Advance thereunder and the amount of the Advance shall thereafter accrue interest at the interest rate applicable from time to time to Advances; and if Bank charges payments as aforesaid, Bank may, in its discretion, limit, declare a moratorium on and terminate Borrower’s right under this Agreement to receive additional Advances, all without prior notice to Borrower, unless notice is otherwise specifically required under this Agreement – and Bank’s decision to do one of the foregoing does not prevent it from later doing any one or more of the others.

                       2.5          Fees.  In addition to the other fees, charges, costs and expenses required to be paid by Borrower under this Agreement and the other Loan Documents, Borrower shall pay to Bank the fees, charges, costs and expenses set forth in this Section 2.5.

                                      (a)          Commitment Fee.  On or before the date hereof, Borrower shall pay to Bank a facility fee of Twenty five Thousand Dollars ($25,000) for having entered into with Borrower, that certain Commitment Letter dated March 26, 2004, which fee shall be nonrefundable.

                                      (b)          Unused Line Fee.  During the term hereof, Borrower shall pay Bank an unused line fee at a rate equal to one-quarter percent (0.25%) on the Unused Revolving Facility calculated daily by subtracting the amount of Advances from the Committed Revolving Line for each such day commencing with the date of this Agreement and continuing until the Revolving Maturity Date.  Such fee shall be paid monthly at the same time interest is due hereunder.

                                      (c)          Bank Expenses.  On the Closing Date, Borrower shall pay to Bank all Bank Expenses incurred through the Closing Date (with Bank’s counsel fees owed in conjunction with the preparation, execution and closing of the Revolving Facility under this Agreement, not to exceed $20,000) and shall pay, as and when demand is so made by Bank to Borrower, all Bank Expenses incurred relating to completion, after the Closing Date, of matters related to closing of this Agreement, subject to the aggregate limitation on counsel fees provided above.  Borrower shall be responsible for its own fees and expenses, including its legal fees.

                       2.6          Documentary and Intangible Taxes; Additional Costs.  To the extent not prohibited by law and notwithstanding who is liable for payment of the taxes and fees, Borrower shall pay, on Bank’s demand, all intangible personal property taxes, documentary stamp taxes, excise taxes and other similar taxes assessed, charged and required to be paid in connection with the Credit Extensions and any extension, renewal and modification thereof, or assessed, charged and required to be paid in connection with this Agreement, any of the other Loan Documents and any extension, renewal and modification of any of the foregoing.  If, with respect to this Agreement or the transactions hereunder, any Requirement of Law (i) subjects Bank to any tax (except federal, state and local income taxes on the overall net income of Bank), (ii) imposes, modifies and deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in, or loans by Bank, or (iii) imposes upon Bank any other condition, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations, Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense within thirty (30) days following presentation by Bank of a statement of the amount and setting forth Bank’s calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

                       2.7          Term of Agreement.  This Agreement shall become effective on the Closing Date and shall continue in full force and effect until the last to occur of (i) payment in full of all of the Obligations or (ii) termination of Bank’s obligation to make Credit Extensions under this Agreement.  Notwithstanding the foregoing, Bank shall have the right to limit, declare a moratorium on and terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default; and such action by Bank shall not constitute a termination of this Agreement, shall not constitute a termination of Borrower’s obligations under this Agreement and the other Loan Documents and shall not adversely affect or impair Bank’s security interests in the Collateral.  Bank’s decision to do any one of the foregoing (i.e., limit, declare a moratorium and terminate its obligations to make Credit Extensions) shall not prevent it from exercising any one or more of the other options available to it at any other time.

          3.          CONDITIONS OF CREDIT EXTENSIONS.

                       3.1          Conditions Precedent to Initial Credit Extension.  The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that all of the conditions and requirements set forth in this Section 3.1 and Section 3.2 have been satisfied and completed, or the satisfaction and completion thereof waived by Bank. If all of the conditions are not met to Bank’s satisfaction, or the completion thereof waived by Bank, Bank may, at its option, (i) withhold disbursement until the same are met, (ii) close and require that any unsatisfied conditions be satisfied as a condition subsequent to closing within such period of time as may be designated by the Bank or (iii) terminate its obligation to make any Credit Extension and recover from Borrower all Bank Expenses incurred by Bank in connection with its preparations for making the Credit Extensions, together with the fees and other costs and expenses required to be paid by Borrower under the Commitment.  A waiver by Bank of a condition must be in writing to be effective and a waiver as to one or more conditions shall not constitute a waiver as to other conditions and shall not establish a “course of dealing or practice” that would require a waiver of the same or a similar condition at some later time.

                                      (a)          Loan Documents, etc.  Bank shall have received an original of this Agreement, duly executed by Borrower and any other persons who are parties hereto, and all of the information, certifications, certificates, authorizations, consents, approvals, title and other insurance policies and commitments, financial statements, financing statements, agreements, documents and records listed on the Closing Memorandum and Checklist as items to be received, reviewed, completed, executed, recorded, filed and satisfied prior to Bank making the initial Credit Extension, and such other information, agreements, documents and records as Bank and its counsel may deem reasonably necessary or appropriate.

                                      (b)          Payment of Fees.  Bank shall have received payment of the fees and Bank Expenses then due, as specified in Section 2.

                                      (c)          No Event of Default.  No Event of Default shall have occurred and be continuing as of the Closing Date, or after giving effect to the initial Credit Extension to be made at or immediately after Closing.

                                      (d)          Additional Matters.  All other legal and non-legal matters as Bank or its counsel deem reasonably necessary or appropriate to be satisfied, completed and received prior to the initial Credit Extension shall be satisfied, completed and received in form and substance satisfactory to the Bank and its counsel; and Bank’s counsel shall have received duly executed counterpart originals, or certified or other such copies of all records as such counsel may reasonably request.

                       3.2          Conditions Precedent to All Credit Extensions.  The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to all of the conditions and requirements set forth in this Section 3.2 being satisfied and completed, or the satisfaction and completion thereof waived by Bank.

                                      (a)          Loan Payment/Advance Request Form.  Bank shall have received, as and when required, a completed Loan Payment/Advance Request Form in the form of Exhibit B attached hereto.

                                      (b)          Representations and Warranties; No Event of Default.  The representations and warranties referenced in Section 5 and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan Payment/Advance Request Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete as of such date).  The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this subsection.

                                      (c)          Audit of Collateral.  In the case of any Advances under the Revolving Facility, at Bank’s election, the Bank shall have received and conducted an audit of the Collateral (including, without limitation, Borrower’s Accounts), the results of which shall be satisfactory to the Bank; provided, that prior to the occurrence of an Event of Default, the Bank’s right to conduct an audit shall be limited to once per fiscal year.

          4.          CREATION OF SECURITY INTEREST.

                       4.1          Grant of Security Interest.  Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral to secure the prompt repayment of any and all Obligations and to secure the prompt performance by Borrower of each of its covenants, duties and obligations under the Loan Documents.  Except for Permited Liens or as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired or arising after the date hereof.  Notwithstanding any limitation of, moratorium on or termination of Bank’s obligation to make Credit Extensions under this Agreement, Bank’s security interest on the Collateral shall remain in full force and effect for so long as any Obligations are outstanding.

                       4.2          Delivery of Additional Documentation Required.  Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all Financing Statements and other documents and records that Bank may request, in form and substance satisfactory to Bank and its counsel, to perfect and continue perfected Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower hereby consents to the filing by Bank of Financing Statements and such other instruments and documents in any jurisdictions or locations deemed advisable or necessary in Bank’s discretion to preserve, protect and perfect Bank’s security interest and rights in the Collateral.  Borrower further consents to and ratifies the filing of such Financing Statements and other instruments and documents prior to the Closing Date.  If Borrower has executed and delivered to Bank a separate security agreement or agreements in connection with any or all of the Obligations, that security agreement or those security agreements and the security interests created therein shall be in addition to and not in substitution of this Agreement and the security interests created hereby, and this Agreement shall be in addition to and not in substitution of the other security agreement or agreements and the security interests created thereby.  In all cases this Agreement and the aforesaid security agreement or agreements, as well as all other evidences or records of any and all of the Obligations and agreements of Borrower, Bank and other persons who may be obligated on any of the Obligations, shall be applied and enforced in harmony with and in conjunction with each other to the end that Bank realizes fully upon its rights and remedies in each and the Liens created by each; and, to the extent conflicts exist between this Agreement and the other security agreements and records, they shall be resolved in favor of Bank for the purpose of achieving the full realization of Bank’s rights and remedies thereunder and the Liens as aforesaid.

                       4.3          Power of Attorney.  Borrower does hereby irrevocably constitute and appoint Bank its true and lawful attorney with full power of substitution, for it and in its name, place and stead, to execute, deliver and file such agreements, documents, notices, statements and records, to include, without limitation, Financing Statements, and to do or undertake such other acts as Bank, in its sole discretion, deems necessary or advisable to effect the terms and conditions of this Agreement, the other Loan Documents and to otherwise preserve, protect and perfect the security of the security interest in the Collateral.  The foregoing appointment is and the same shall be coupled with an interest in favor of Bank.  Notwithstanding the foregoing present grant of a power of attorney by Borrower to Bank, except as otherwise expressly provided in this Agreement and except with respect to filing of Financing Statements and other actions Bank deems necessary or appropriate to preserve, protect, and perfect or continue the perfection of its security interests in the Collateral, Bank shall not exercise the rights granted to it under this Section 4.3 until after the occurrence of an Event of Default.

                       4.4          Right to Inspect and Audit.  Bank (through any of its officers, employees, agents or other persons designated by Bank, each of whom shall be subject to an appropriate confidentiality undertaking) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours, to inspect Borrower’s Books and to make copies thereof and to inspect, check, test, audit and appraise the Collateral and Borrower’s business affairs in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to the Collateral and Borrower’s compliance with the terms and conditions of this Agreement and the other Loan Documents; provided, that prior to the occurrence of an Event of Default, the Bank’s rights to audit and appraise the Collateral shall be limited to once per fiscal year. Borrower shall permit representatives of Bank to discuss the business, operations, properties and financial and other conditions of Borrower with its Responsible Officers, board members, and, to the extent reasonably necessary, independent certified public accountants , as applicable.  Notwithstanding the foregoing provisions of this Section 4.4, Bank shall not be required to give prior notice or limit its inspections to normal business hours if it deems an emergency or other extraordinary situation to exist with respect to the Collateral, Borrower’s Books and its other rights hereunder.

                       4.5          Collection of Accounts.  In addition to its other rights and remedies in this Agreement, Bank shall have the rights and remedies set forth in this Section 4.5, all of which may be exercised by Bank only upon the occurrence and during the continuance of an Event of Default.

                                      (a)          Bank is authorized and empowered at any time in its sole discretion (i) to require Borrower to notify, or itself to notify, either in its own name or in the name of Borrower, all or any of the Borrower’s account debtors, and any other person obligated to Borrower, that Borrower’s Accounts have been assigned to Bank and to request in its name, in the name of Borrower or in the name of a third person, confirmation from any such account debtor or other person of the amount payable and any other matter stated therein or relating thereto, (ii) to demand, collect, settle, compromise for, recover payment of, to hold as additional security for the Obligations and to apply against the Obligations any and all sums which are now owing and which may hereafter arise and become due and owing upon any of said Accounts and upon any other obligation to Borrower (to include making, settling, adjusting, collecting and recovering payment of all claims under and decisions with respect to Borrower’s policies of insurance), (iii) to enforce payment of any Account and any other obligation of any person to Borrower either in its own name or in the name of Borrower,  (iv) to endorse in the name of Borrower and to collect any instrument or other medium of payment, whether tangible or electronic, tendered or received in payment of the Accounts that constitute Collateral and any other obligation to Borrower; (v) to sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts and notices to account debtors; and (vi) dispose of any Collateral constituting Accounts and to convert any Collateral constituting Accounts into other forms of Collateral.   Under no circumstances shall Bank be under any duty to act in regard to any of the foregoing matters.  Without limiting the provisions of Section 4.3 hereof, but in addition thereto, Borrower hereby appoints Bank and any employee or representative of Bank as Bank may from time to time designate, as attorneys-in-fact for Borrower, to sign and endorse in the name of Borrower, to give notices in the name of Borrower and to perform all other actions necessary or desirable in the reasonable discretion of Bank to effect these provisions and carry out the intent hereof.  Borrower hereby ratifies and approves all acts of such attorneys-in-fact and neither Bank nor any other such attorneys-in-fact will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law.  The foregoing power, being coupled with an interest, is irrevocable so long as any Account pledged and assigned to Bank remains unpaid and this Agreement or any other Loan Document is in force.  The costs and expenses of such collection and enforcement shall be borne solely by Borrower whether the same are incurred by Bank or on behalf of Bank or Borrower and, if paid or incurred by Bank, the same shall be an Obligation owing by Borrower to Bank, payable on demand with interest at the Default Rate, and secured by this Agreement and the other Loan Documents.  Borrower hereby irrevocably authorizes and consents to all account debtors and other persons communicating with Bank, or its agent, with respect to Borrower’s property, business and affairs and to all of the foregoing persons acting upon and in accordance with Bank’s, or its representative’s, instructions, directions and demands, including, without limitation, Bank’s request and demand to pay money and deliver other property to Bank or Bank’s representatives, all without liability to Borrower for so doing.

                                      (b)          At Bank’s request, Borrower will forthwith upon receipt of all checks, drafts, cash and other tangible and electronic remittances in payment or on account of Borrower’s Accounts, deposit the same in a special bank account maintained with Bank or its representative, over which Bank and its representative (as applicable) have the sole power of withdrawal and will designate with each such deposit the particular Account  upon which the remittance was made.  The funds in said account shall be held by Bank as security for the Obligations.  Said proceeds shall be deposited in precisely the form received except for the endorsement of Borrower where necessary to permit collection of items, which endorsement Borrower agrees to make, and which endorsement Bank and its representative (as applicable) are also hereby authorized to make on Borrower’s behalf.  Pending such deposit, Borrower agrees that it will not commingle any such checks, drafts, cash and other remittances with any of Borrower’s funds or property, but will hold them separate and apart therefrom and upon an express trust for Bank until deposit thereof is made in the special account.  Bank may at anytime and from time to time, in its sole discretion, apply any part of the credit balance in the special account to the payment of all or any of the Obligations, whether or not the same be due, and to payment of any other obligations owing to Bank under or on account of this Agreement or any of the other Loan Documents. In the event the balance of the Obligations outstanding is ZERO at anytime prior to the Revolving Maturity Date, and provided no Event of Default has occurred or is continuing, Bank will pay over to the Borrower any excess good and collected funds received by Bank from Borrower as aforesaid.  On the Revolving Maturity Date and upon the full and final payment of all of the Obligations and the other obligations as aforesaid, together with a termination of Bank’s obligation to make additional Advances, Bank will pay over to the Borrower any excess good and collected funds received by Bank from Borrower, whether received as a deposit in the special account or received as a direct payment on any of the Obligations.

                                      (c)          Upon the occurrence and during the continuance of an Event of Default and following acceleration of Borrower’s Obligations pursuant to Section 9.1(a) hereof and after Bank having made reasonable efforts to collect cash Collateral from the accounts of Borrower with Bank to satisfy such Obligations, Bank shall have the absolute and unconditional right to apply for and to obtain the appointment of a receiver, custodian or similar official for all or a portion of the Collateral, including, without limitation, the Accounts, to, among other things, manage and sell the same, or any part thereof, and to collect and apply the proceeds therefrom to payment of the Obligations as provided in this Agreement and the other Loan Documents.  In the event of such application, Borrower consents to the appointment of such receiver, custodian or similar official and agrees that such receiver, custodian or similar official may be appointed without notice to Borrower, without regard to the adequacy of any security for the Obligations secured hereby and without regard to the solvency of Borrower or any other person who or which may be liable for the payment of the Obligations or any other obligations of Borrower hereunder.  All costs and expenses related to the appointment of a receiver, custodian or other similar official hereunder shall be the responsibility of Borrower, but if paid by Bank, Borrower hereby agrees to pay to Bank, on demand, all such costs and expenses, together with interest thereon from the date of payment at the Default Rate.  All sums so paid by Bank, and the interest thereon, shall be an Obligation owing by Borrower to Bank, and secured by this Agreement and the other Loan Documents. Notwithstanding the appointment of any receiver, custodian or other similar official, Bank shall be entitled as pledgee to the possession and control of any cash, deposits, accounts, account receivables, documents, chattel paper, documents of title or instruments at the present or any future time held by, or payable or deliverable under the terms of the Loan Documents to Bank.

          5.          REPRESENTATIONS AND WARRANTIES.

          Borrower represents and warrants to Bank that the certifications, representations and warranties set forth in the Certificate of Borrower which has been executed and delivered by Borrower to Bank contemporaneously with the execution and delivery of this Agreement by Borrower to Bank are true, correct and accurate as of the date of this Agreement or such other date as may be specifically set forth in a particular certification, representation or warranty; and Borrower agrees that such certifications, representations and warranties shall be continuing certifications, representations and warranties of Borrower to Bank.

          6.          AFFIRMATIVE COVENANTS.

          Borrower covenants and agrees that until the termination of Bank’s obligation under this Agreement to make Credit Extensions and the payment in full of the Obligations, Borrower shall do each and all of the matters set forth in this Section 6.

                       6.1          Good Standing and Government Compliance.  Borrower shall maintain in good standing its and each of its Subsidiaries’ organizational existence in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the conduct of their respective businesses or their respective ownership of property requires that they be so qualified and where failure to be so qualified would have a Material Adverse Effect.  Borrower shall comply, and shall cause each Subsidiary to comply with all Requirements of Law to which they are subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which could reasonably be expected to have a Material Adverse Effect, or an adverse effect in a material manner on the Collateral or the priority of Bank’s security interest in the Collateral.

                       6.2          Payment/Performance.  Borrower shall pay when due all amounts owing to Bank under this Agreement and the other Loan Documents and promptly perform all other obligations of Borrower thereunder and hereunder, subject to notice and cure provisions hereof and thereof.

                       6.3          Use of Loan Funds.  Borrower shall use all loan proceeds disbursed to Borrower only for working capital purposes, and no portion of the loan proceeds shall be used to repay Funded Debt of Borrower.

                       6.4          Financial Statements; Reports; Certificates.

                                      (a)          Borrower shall deliver to Bank each and all of the financial statements, reports, certificates and other records referenced under this subsection (a) and such other statements, reports, certificates and records as Bank may reasonably request from time to time.

                                                      (i)          As soon as available, but in any event within twenty (20) days after the end of each fiscal month, other than the last fiscal month in each fiscal quarter, the timing for which shall coincide with Borrower’s delivery of the Compliance Certificate, Borrower shall deliver to Bank an unaudited consolidated balance sheet and a statement of income and retained earnings prepared in accordance with GAAP on a basis consistent with Borrower’s quarterly consolidated financial statements, but excluding notes thereto, covering Borrower’s consolidated operations during such period, in a form reasonably acceptable to Bank and certified by Chief Financial Officer of Borrower or such other officer approved by Bank.

                                                      (ii)          Beginning with the fiscal year ending July 2, 2004, as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower’s fiscal year, Borrower shall deliver to Bank audited consolidated financial statements of Borrower (including a balance sheet, an income statement and a statement of retained earnings, each with the related notes and changes in the financial position for such year and setting forth in comparative form the figures for the prior year) prepared in accordance with GAAP, consistently applied, together with an opinion on such financial statements that is unqualified or qualified in a manner acceptable to Bank from an independent certified public accounting firm reasonably acceptable to Bank, together with (A) a certificate of the chief financial officer of Borrower, or other officer approved by Bank, stating that no default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that Borrower has taken and proposes to take with respect thereto, (B) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP and (C) notes to the consolidated financial statements..

                                                      (iii)         If applicable, Borrower shall deliver to Bank copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

                                                      (iv)           Promptly upon receipt of notice thereof, Borrower shall deliver to Bank a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Fifty Thousand Dollars ($50,000) or more.

                                                      (v)           Borrower shall deliver to Bank such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time.

                                                      (vi)          Within twenty (20) days after the last day of each fiscal quarter, Borrower shall deliver to Bank a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any change in Borrower’s Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement.

                                                      (vii)           Upon the reasonable request by the Bank, which shall not be unreasonably denied, Borrower shall deliver to Bank copies of written communications from, to or of the Borrower’s board of directors or, if there is no written record, a written summary of such communications.

                                      (b)          On or before the twentieth (20th) calendar day of each fiscal month, Borrower shall deliver to Bank a Borrowing Base Certificate dated and signed by a Responsible Officer (acceptable to the Bank) in substantially the form of Exhibit D hereto (or such other form as shall be reasonably required by the Bank) that provides the required information that is current as of the prior month end, together with a report showing the aged listings of accounts receivable and accounts payable as of the prior month end.

                                      (c)          Within the earlier of (i) thirty (30) days after the last day of each fiscal quarter or (ii) five (5) days after any scheduled quarterly earnings release of Borrower, Borrower shall deliver to Bank for the last fiscal month in each fiscal quarter a Compliance Certificate signed by a Responsible Officer (acceptable to the Bank) in substantially the form of Exhibit E hereto.

                                      (d)          On or prior to the beginning of each fiscal year of Borrower, Borrower shall deliver to Bank a detailed annual budget.

                                      (e)          Borrower shall permit Bank directly and through another person on Bank’s behalf and Bank shall have a right from time to time hereafter, directly and through another person on Bank’s behalf, to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense; provided, however, that if there has been no Event of Default by Borrower Bank my exercise this right no more than once per year.

                       6.5          Taxes.  Borrower shall make, and shall cause each Subsidiary to make, due and timely payment of, or deposit or withholding of, all federal, state and material local taxes, assessments or contributions required of it by all Requirements of Law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment, deposit or withholding thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

                       6.6          Insurance.

                                      (a)          Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks required by Bank, acting reasonably and taking into account the types and risks customarily insured against by businesses similar to Borrower’s.  Unless otherwise directed by Bank, the insurance shall be all risk replacement cost insurance with agreed amount endorsement, standard noncontributing mortgagee clauses and standard waiver of subrogation clauses.  Borrower shall also maintain general liability, workmen’s compensation and other insurance in amounts and of a type that are customary to businesses similar to Borrower’s.

                                      (b)          All policies of insurance shall be in such form and with such companies as may be reasonably satisfactory to Bank.  All policies of property insurance shall contain a lender’s loss payable endorsement, in a form reasonably satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured.  All policies shall specify that the insurer must give at least twenty (20) days’ notice to Bank before canceling its policy for any reason.  Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments.  All proceeds payable under any such policy or policies shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.

                       6.7          Primary Depository.  Borrower shall maintain from and after May 28, 2004, its primary operating and depository accounts with Bank; provided that Bank offers such services at prices comparable with Bank of America.

                       6.8          Financial Covenants.  Borrower shall maintain, as of the last day of each fiscal quarter unless stated otherwise, and Borrower shall fully and timely comply with, each and every one of the financial maintenance covenants set forth in this Section and others that may be contained in this Agreement and the other Loan Documents.

                                      (a)          Liquidity Ratio.  A ratio of (i) unrestricted cash and equivalents plus Net Accounts Receivable to (ii) all Indebtedness to Bank of at least 2.00 to 1.00.

                                      (b)          Tangible Net Worth.  Tangible Net Worth of at least $7,000,000.

                       6.9          Maintenance of Property.  Borrower shall keep and maintain the Collateral in good working order and condition and make all needful and proper repairs, replacements, additions, or improvements thereto as are reasonably necessary, reasonable wear and tear excepted.

                       6.10        Maintain Security Interest.  Borrower shall maintain, protect and preserve the security interest of Bank in the Collateral and the lien position of Bank in the Collateral, including, without limitation, (i) the filing of “claims” under insurance policies and (ii) protecting, defending and maintain the validity and enforceability of the Trademarks, Patents and Copyrights.

                       6.11        Landlord Estoppel Certificates.  As promptly as possible after Closing, Borrower shall use its best efforts to obtain a Landlord Estoppel Certificate and Agreement Regarding Lease in substantially the form provided to Borrower by Bank from each landlord of Borrower.

                       6.12        Account Control Agreements.  As soon as reasonably possible, but in no event later than thirty (30) days after the date hereof, Borrower shall obtain an Account Control Agreement (the form of which has been provided to Borrower) from each financial institution where it maintains cash or investment accounts, covering such accounts.  Such Account Control Agreement to be in form and substance reasonably acceptable to Bank.

                       6.13        Further Assurances.  At any time and from time to time, Borrower shall execute and deliver such further instruments, agreements, documents and other records and take such further action as may be requested by Bank to effect the purposes of this Agreement, including, without limitation, the perfection and continuation of perfection of Bank’s security interests in the Collateral.

          7.          NEGATIVE COVENANTS.

          Borrower covenants and agrees that until the termination of Bank’s obligation under this Agreement to make Credit Extensions and the payment in full of the Obligations, Borrower shall not do or permit to be done any of the matters set forth in this Section 7.

                       7.1          Dispositions.  Borrower shall not convey, sell, lease, transfer and otherwise dispose of and Borrower shall not permit any of its Subsidiaries to convey, sell, lease, transfer and otherwise dispose of (with respect to both Borrower and Borrower’s Subsidiaries, by operation of law or otherwise) any part of and any interest in their respective businesses and properties, including the Collateral, other than Permitted Transfers.

                       7.2          Change in Business; Change in Control or Executive Office.  Borrower shall not engage in any material line of business, or permit any of its Subsidiaries to engage in any material line of business, other than as reasonably related or incidental to the businesses currently engaged in by Borrower.  Borrower shall not have a Change in Control and will not, without thirty (30) days’ prior written notification to Bank, relocate its chief executive office, change its state of organization or change any other matter that will or could result in Bank’s security interests in the Collateral becoming unperfected.

                       7.3          Mergers or Acquisitions; New Subsidiary.  Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any business organization, other than Borrower or any wholly owned subsidiary of Borrower, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another person without Bank’s prior written consent, which shall not be unreasonably withheld.  Borrower shall not create or cause to be created or to come into existence any new Subsidiary after the Closing Date, without the prior written consent of the Bank, which shall not be unreasonably withheld.

                       7.4          Indebtedness.  Borrower shall not create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.  With respect to Indebtedness described in clause (c) of the definition of Permitted Indebtedness in Exhibit A, to the extent not specifically prohibited by the terms of such Indebtedness, Bank shall have a subordinate lien in and to all equipment and property financed or acquired with such Indebtedness.

                       7.5          Encumbrances.  Borrower shall not create, incur, assume or allow any Lien with respect to the Collateral or any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property.

                       7.6          Judgments.  Borrower shall not permit a judgment for the payment of money to be entered against it which judgment is in excess of the Threshold Amount (to the extent not covered by independent third-party insurance) and which Borrower permits to remain unsatisfied or unstayed for a period of thirty (30) days after the same is entered against Borrower.

                       7.7          Distributions.  Borrower shall not pay any dividends or make any other distribution or payment (other than dividends or distributions of capital stock) on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may repurchase the stock of current or former employees or directors pursuant to stock repurchase or stock option agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase and Subsidiaries may make distributions to Borrower or other Subsidiaries.

                       7.8          Investments.  Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

                       7.9          Loans.  Borrower shall not make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of any person, other than Permitted Investments or intercompany loans.

                       7.10        Loans to Officers.   Borrower shall not make any loan or advance directly or indirectly for the benefit of any past, present, or future stockholder, director, officer, executive, manager, member, partner or employee of Borrower, other than employee relocation loans, employee bridge loans and other incidental loans to employees, all in the ordinary course of business.

                       7.11        Compensation.  Borrower shall not pay any compensation to any past, present and future shareholder, director, officer, executive, member, manager, partner and employee, whether through salary, bonus or otherwise, except for officer’s compensation to the extent approved by the Borrower’s compensation committee, in excess of industry standards and norms.

                       7.12        Transactions with Affiliates.  Borrower shall not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person or as set forth in the Kennedy Notes as set forth on the date hereof.

                       7.13        Subordinated Debt.  Borrower shall not make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

                       7.14        Inventory and Equipment.  On or after May 1, 2004, Borrower shall not store its Inventory and shall not store its Equipment with a bailee, warehouseman or similar person unless Bank has received a pledge of the warehouse receipt covering such Inventory and Equipment or an acknowledgement of Bank’s first priority security interest in such Inventory or Equipment .  Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing (such approval not to be unreasonably withheld), Borrower shall not move or relocate its Inventory and shall not move or relocate its Equipment from the location or locations identified in the Certificate of Borrower and such other locations of which Borrower gives Bank prior written notice and as to which Borrower files a Financing Statement to the extent needed to perfect Bank’s security interest (other than to the extent such Inventory or Equipment is being moved from one such location to another such location).

                       7.15        Licenses.   Borrower shall not become bound by any license, agreement or other record which would have a Material Adverse Effect.

                       7.16        Compliance.  Borrower shall not become or be controlled by an “investment company”, within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose, or permit any of its Subsidiaries to do any of the foregoing.

                       7.17        Negative Pledge Agreements.  Borrower shall not permit the inclusion in any contract to which it becomes a party of any provisions that could restrict or invalidate the creation of a security interest in favor of Bank in Borrower’s rights and interests in any Collateral.

                       7.18        Third Party Agreements.  Borrower shall not enter into any agreement containing any provision that would be violated or breached by the performance of the obligations of Borrower under this Agreement.

                       7.19        Kennedy Notes.  Borrower shall not make any payment in respect of the Kennedy Notes other than any quarterly interest payable under such notes, or permit any of its Subsidiaries to make any such payment, or amend any provision contained in any documentation relating to the Kennedy Notes without Bank’s prior written consent.

          8.          EVENTS OF DEFAULT.

          The occurrence of any one or more of the events, conditions, circumstances and matters set forth below in this Section 8 shall constitute an Event of Default by Borrower under this Agreement and the other Loan Documents.

                       8.1          Default under Obligations.  The occurrence of any event of default or default condition under any of the Obligations to make payments, including, without limitation, Borrower’s failure to pay, when due, the principal of and interest on any of the Obligations, or Borrower’s failure to pay, when due, any and all other amounts due under any of the Obligations, including, without limitation, any taxes, fees, charges, premiums and costs and expenses.

                       8.2          Covenant Default.  Borrower fails to perform or satisfy any obligation under Section 6 or violates any of the covenants contained in Section 7 of this Agreement, or fails or neglects to perform or observe or otherwise defaults under any other term, provision, condition, covenant or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future instrument, document, agreement and other record between Borrower and Bank or from Borrower to Bank or for the benefit of Bank, whether monetary or non-monetary, and as to any such failure, violation or default that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default is non-monetary and cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10)  day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed twenty (20) days) to attempt to cure such non-monetary default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that Bank shall not be required to make any Credit Extensions during such cure period).

                       8.3          Guarantor Default.  The failure of any other person obligated for the payment of any of the Obligations, either directly or indirectly, or obligated under this Agreement or any of the other Loan Documents to perform any of the terms and conditions imposed upon such other person by any of said agreements, as and when the same are required to be so performed, or the occurrence of some other default by such other person under any of said agreements, subject in each instance to the notice and cure provisions provided thereunder and therein, if any.

                       8.4          Termination of Supporting Obligation.  The termination of or the occurrence of an event of default or a default condition under any guaranty agreement or other supporting obligation (inclusive of letters of credit, third person pledge agreements and third person security agreements) which applies to this Agreement or any of the other Loan Documents.

                       8.5          Material Adverse Change.  The occurrence, in Bank’s opinion, of a material adverse change in Borrower’s business or financial condition, or if, in Bank’s opinion, there is an impairment of the prospect of repayment of any material portion of the Obligations or a material impairment of the value or priority of Bank’s security interests in the Collateral.  Notwithstanding anything to the contrary herein, if the sole Event of Default by Borrower is predicated on the provisions of this Section 8.5, such event, while still an Event of Default, shall not trigger the payment of the Default Rate of interest under the Note but rather the contract rate of interest shall continue to apply until such time as such event is not the sole basis for an Event of Default.

                       8.6          Attachment.  Borrower’s assets, or any part or portion thereof, are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within twenty (20) days, or if Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or governmental agency, and the same is not paid within twenty (20) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period).

                       8.7          Insolvency.  Borrower becomes insolvent, or an Insolvency Proceeding is commenced by Borrower, or an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within forty-five (45) days (provided that no Credit Extensions will be required to be made prior to the dismissal of such Insolvency Proceeding).

                       8.8          Other Agreements.  The occurrence of a default in any agreement to which Borrower is a party with a third person or persons which results in a right by such third person or persons, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000) or that could have a Material Adverse Effect.

                       8.9          Subordinated Debt.  Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Bank.

                       8.10        Misrepresentations.  Any material misrepresentation or misstatement exists now or hereafter in any warranty or representation set forth herein, in any other Loan Document or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or any other Loan Document, or to induce Bank to enter into this Agreement or any other Loan Document.

                       8.11        Affiliate or Subsidiary Default.  Default by any of Borrower’s Affiliates or Subsidiaries under any Indebtedness or other obligation now owing or which hereafter arises and is owing to Bank.

          9.          BANK’S RIGHTS AND REMEDIES.

                       9.1          Rights and Remedies upon an Event of Default.  If an Event of Default shall occur under this Agreement, in addition to any other rights and remedies which may be available to Bank and without limiting any other rights and remedies granted to Bank in this Agreement, the other Loan Documents and at law and in equity, including, without limitation, the rights and remedies provided to Bank under the Code, which rights and remedies are fully exercisable by Bank as and when provided herein and therein, Bank shall have the rights and remedies set forth below in this Section 9.1, any and all of which it may exercise at its election, without notice of its election and without demand.

                                      (a)          Acceleration of Obligations.  Bank may, at its option, accelerate and declare immediately due and payable the Obligations, as well as any of and all of the other indebtedness and obligations owing under this Agreement and the other Loan Documents that are not already due hereunder and that are not already due thereunder.  If there is more than one Obligation, Bank may accelerate and declare immediately due and payable all of the Obligations, or Bank may from time to time and at any number of times after the occurrence of an Event of Default, accelerate and declare immediately due and payable any one or more of the Obligations as Bank in its discretion elects to accelerate (provided that upon the occurrence of an Event of Default described in Section 8 under the heading “Insolvency”, all Obligations shall become immediately due and payable without any action by Bank).

                                       (b)          Terminate Credit Extensions.   Bank may limit Borrower’s right to receive any and all advances under this Agreement and under any other agreement between Bank and Borrower to such amounts as Bank determines from time to time to be appropriate under the circumstances, Bank may impose a moratorium on future advances under this Agreement and under any other agreement between Bank and Borrower, and Bank may terminate the right of Borrower to receive advances under this Agreement and under any other agreement between Borrower and Bank, and in all the foregoing instances, Bank’s rights relative to Credit Extensions may be exercised cumulatively, concurrently, alternatively and in any other manner and at any time or times as Bank deems appropriate, in its discretion.

                                      (c)          Protection of Collateral.  Bank may make such payments and do or cause to be done such acts as Bank considers necessary or advisable to protect the Collateral and to preserve, protect, prefect and continue the perfection of its security interest in the Collateral, including, modifying, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower’s approval of or signature to such modification by amending Exhibits A, B and C thereof, as appropriate, to include reference to any right, title and interest in any Copyrights, Patents and Trademarks acquired by Borrower after the execution hereof and transferring the Intellectual Property Collateral into the name of Bank or a third person to the extent permitted under the Code.  Borrower agrees to assemble the Collateral if Bank so requires and to make the Collateral available to Bank as Bank may designate.  Borrower authorizes Bank and its representatives to enter the premises where the Collateral is located, to do, among other things Bank deems necessary or advisable, the following: (i) take and maintain possession of the Collateral, or any part or parts of it, (ii) pay, purchase, contest or compromise any encumbrance, charge or lien which in Bank’s determination appears to be prior or superior to its security interest, and (iii) pay all costs and expenses incurred in connection with any of the foregoing.  With respect to any of Borrower’s premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights and remedies provided herein, at law, in equity and otherwise.

                                      (d)          Sale and Disposition of Collateral.

                                                      (i)          Bank, directly and through others on its behalf, may ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and/or sell the Collateral, or part or parts thereof, for cash or on terms, at one or more private or public sales held at such place or places as Bank determines to be commercially reasonable, after having complied with the provisions of this Agreement, the other Loan Documents and applicable Requirements of Law relating to sale of the Collateral, including, without limitation, the requirements of the Code.  Bank is hereby irrevocably granted a license or other right, pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, advertising matter and any property of a similar nature, together with the right of access to all tangible or electronic media in which any of the foregoing may be recorded or stored, in completing production of, management of, advertising for sale and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit.  Borrower hereby agrees: (i) that ten (10) days notice of any intended sale or disposition of any Collateral is commercially reasonable; (ii) that a shorter period of notice will be commercially reasonable if Bank, in its opinion, deems it necessary to move more expeditiously with disposition of the Collateral or any part thereof; and (iii) that the foregoing shall not require a notice if no notice is required under the Code.

                                                      (ii)         Bank may credit bid and purchase at any sale or sales.

                                                      (iii)        The proceeds of any sale of, or other realization upon, all or any part of the Collateral pursuant to this Section 9.1 shall be applied by Bank in the following order of priorities, or such other order as Bank may determine or as may be required under applicable Requirements of Law: first, to payment of the costs and expenses of such sale or other realization, and all expenses, liabilities and advances incurred or made by Bank in connection therewith, and any other unreimbursed costs and expenses for which Bank is to be reimbursed pursuant to this Agreement and the other Loan Documents; second, to the payment of unpaid principal of the Obligations; third, to the payment of accrued but unpaid interest on the Obligations; fourth, to the payment of all other amounts owing or outstanding by Borrower under the Obligations, this Agreement, the other Loan Documents and otherwise to Bank as provided herein or therein, until all the foregoing shall have been paid in full; finally, to payment to Borrower or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                                                      (iv)          Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower, without demand by Bank, but this provision shall not require Bank to first dispose of the Collateral before attempting to recover payment of the Obligations from Borrower or any other person and Bank shall have the right to proceed successively, concurrently and alternatively against the Collateral, the Borrower and any other person obligated on any of the Obligations in any order and at any time or times as it deems to be in its best interest.

                                      (e)          Discontinuance of Proceedings; Position of Parties Restored.  If Bank shall have proceeded to enforce any right or remedy under the Loan Documents by foreclosure, entry, or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Bank, then and in every such case Borrower and Bank shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Bank shall continue as if no such proceedings had occurred or had been taken.

                       9.2          Remedies Cumulative.  Bank’s rights and remedies under this Agreement, the Loan Documents and all other agreements shall be cumulative and may be exercised successively, concurrently, alternatively and in any other order and at such time or times as Bank elects in its discretion.  Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law and in equity.  No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver.  No delay by Bank shall constitute a waiver, election or acquiescence by it.  No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          10.        NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile to Borrower or to Bank, as the case may be, at their respective addresses as set forth on the signature page of this Agreement.  The parties may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the other.

          11.        WAIVERS.

                       11.1        Waiver Of Trial By Jury.  To the extent not prohibited by applicable Requirements of Law, Borrower and Bank each hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of any of the Loan Documents or any of the transactions contemplated therein, including contract claims, tort claims, breach of duty claims and all other common law or statutory claims.  Each party recognizes and agrees that the foregoing waiver constitutes a material inducement for it to enter into this Agreement.  Each party represents and warrants that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

                       11.2        Marshalling of Assets.  Borrower hereby waives, to the extent permitted by law, the benefit of all appraisal, valuation, stay, extension, reinstatement and redemption laws now in force and those hereafter in force and all rights of marshalling in the event of any sale hereunder of the Collateral or any part or any interest therein.

                       11.3        Waiver of Action Against Third Persons.  Borrower waives any right to require Bank to bring any action against any other person or to require that resort be had to any security or to any balances of any deposit or other accounts or debts or credits on the books of Bank in favor of any other person.

          12.        GENERAL PROVISIONS.

                       12.1        Indemnification.  Borrower hereby agrees to defend, protect, indemnify and hold harmless Bank, all directors, officers, employees, attorneys, agents and independent contractors of Bank (each, a “Bank Indemnitee”), from and against all third party claims, actions, liabilities, damages and costs and expenses asserted against, imposed upon or incurred by Bank or any of such other persons as a result of, or arising from, or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, except for losses resulting from the gross negligence or willful misconduct of the Bank or any Bank Indemnitee otherwise to be indemnified hereunder.

                       12.2        Choice of Law, Venue, Jurisdiction.  This Agreement shall be deemed to have been executed and delivered in the State of Georgia regardless of where the signatories may be located at the time of execution and shall be governed by and construed in accordance with the substantive laws of the State of Georgia, excluding, however, the conflict of law provisions thereof.  To the extent not prohibited by applicable Requirements of Law, Borrower (1) irrevocably submits to the jurisdiction of either (i) the State courts of the State of Georgia or (ii) a United States District Court for any federal district in such jurisdiction (referenced in (i)) over any action or proceeding arising from or related to this Loan Agreement and any of the other Loan Documents; and (2) irrevocably waives, to the fullest extent Borrower may effectively do so, the defense of improper venue or an inconvenient forum to the maintenance of any such action or proceeding.  Nothing in this Section shall affect or impair Bank’s right to serve legal process in any manner permitted by law or Bank’s right to bring any action or proceeding against Borrower or Borrower’s property in the courts of any other jurisdiction.

                       12.3        Incorporation of Exhibits; Customer and Loan Numbers.  All exhibits, schedules, addenda and other attachments to this Agreement are by this reference incorporated herein and made a part hereof as if fully set forth in the body of this Agreement.  The Customer and Loan Numbers, if any, stated in this Agreement are for Bank’s internal business use and reference only and do not and shall not limit the scope and extent of Bank’s rights hereunder, including the Obligations secured hereby and the security interests of Bank in the Collateral.

                       12.4        Maintenance of Records by Bank.  Borrower acknowledges and agrees that Bank is authorized to maintain, store and otherwise retain the Loan Documents or any of them in their original, inscribed tangible form or a record thereof in an electronic medium or other non-tangible medium which permits such record to be retrieved in a perceivable form; that a record of any of the Loan Documents in a non-tangible medium which is retrievable in a perceivable form shall be the agreement of Borrower to the same extent as if such Loan Document was in its original, inscribed tangible medium and such a record shall be binding on and enforceable against Borrower notwithstanding the same is in a non-tangible form and notwithstanding the signatures of the signatories hereof are electronic, typed, printed, computer generated, facsimiles or other reproductions, representations or forms; and that Bank’s certification that a non-tangible record of any of the Loan Documents is an accurate and complete copy or reproduction of the original, inscribed tangible form shall be conclusive, absent clear and convincing evidence of the incorrectness of said certification, and such non-tangible record or a reproduction thereof shall be deemed an original and have the same force and effect as the original, inscribed tangible form.

                       12.5        Credit Investigations; Sharing of Information; Control Agreements.  Bank is irrevocably authorized by Borrower to make or have made such credit investigations as it deems appropriate to evaluate Borrower’s and its Subsidiaries’ credit or financial standing, and Borrower authorizes Bank to share with consumer reporting agencies and creditors its experiences with Borrower and its Subsidiaries and other information in Bank’s possession relative to Borrower and its Subsidiaries.  Bank (i) shall not have any obligation or responsibility to provide information to third persons relative to Bank’s security interest in the Collateral, this Agreement and otherwise with respect to Borrower and its Subsidiaries and (ii) shall not have any obligation or responsibility to subordinate its security interest in the Collateral to the interests of any third persons or to enter into control agreements relative to the Collateral.

                       12.6        Bank’s Liability for Collateral.  Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, Bank may at any time or times during the term of this Agreement make such payments and do or cause to be done such acts as Bank considers necessary or advisable to protect the Collateral and to preserve, protect and perfect or continue the perfection of its security interest in the Collateral.  So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever.  All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                       12.7        Bank Expenses.  If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons, as required under the terms of this Agreement and the other Loan Documents, then Bank may do or cause to be done any or all of the following:  (i) make payment of the same or any part thereof; (ii) set up such reserves as Bank deems necessary to protect Bank from the exposure created by such failure; and (iii) obtain and maintain insurance policies of the type required by this Agreement, and take any action with respect to such policies as Bank deems prudent.  Bank shall provide to Borrower notice of such actions taken, payments or reserves.  Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, shall bear interest at the Default Rate from the date of payment or deposit and shall be secured by the Collateral.  Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.  If Bank is requested to waive an Event of Default or forbear taking action relative thereto, Bank may condition any waiver or forbearance it elects, in its discretion, to grant Borrower on payment by Borrower of such fees to Bank as Bank deems appropriate under the circumstances and may condition any such waiver or forbearance on Borrower reimbursing Bank for all costs and expenses Bank incurs in connection with such waiver or forbearance.

                       12.8        No Waiver; No Course of Dealing.  Bank, at any time or times, may grant extensions of time for payment or other indulgences or accommodations to any person obligated on any of the Obligations, or permit the renewal, amendment or modification thereof or substitution or replacement therefor, or permit the substitution, exchange or release of any property securing any of the Obligations and may add or release any person primarily or secondarily liable on any of the Obligations, all without releasing Borrower from any of its liabilities and obligations under any of the Loan Documents and without Bank waiving any of its rights and remedies under any of the Loan Documents, or otherwise.  No delay or forbearance by Bank in exercising any or all of its rights and remedies hereunder and under the other Loan Documents or rights and remedies otherwise afforded by law or in equity shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any Event of Default as set forth herein or in the event of any subsequent Event of Default hereunder.  Also, no act or inaction of Bank under any of the Loan Documents shall be deemed to constitute or establish a “course of performance or dealing” that would require Bank to so act or refrain from acting in any particular manner at a later time under similar or dissimilar circumstances.

                       12.9        Relationship of Parties; Successors and Assigns.  The relationship of Bank to Borrower is that of a creditor to an obligor (inclusive of a person obligated on a supporting obligation) and a creditor to a debtor; and in furtherance thereof and in explanation thereof, Bank has no fiduciary, trust, guardian, representative, partnership, joint venturer or other similar relationship to or with Borrower and no such relationship shall be drawn or implied from any of the Loan Documents and any of Bank’s actions or inactions hereunder or with respect hereto – and, Bank has no obligation to Borrower or any other person relative to administration of any of the Obligations and the Collateral, or any part or parts thereof.  The covenants, terms and conditions herein contained shall bind, and the benefits and powers shall inure to, the respective heirs, executors, administrators, successors and assigns of the parties hereto, as well as any persons who become bound hereto as a debtor.  If two or more persons or entities have joined as Borrower, each of the persons and entities shall be jointly and severally obligated to perform the conditions and covenants herein contained.  The term “Bank” shall include any payee of the Obligations hereby secured and any transferee or assignee thereof, whether by operation of law or otherwise, and Bank may transfer, assign or negotiate all or any of the Obligations secured by this Agreement from time to time without the consent of Borrower and without notice to Borrower and any transferee or assignee of Bank or any transferee or assignee of another may do the same without Borrower’s consent and without notice to Borrower.  Borrower waives and will not assert against any transferee or assignee of Bank any claims, defenses, set-offs or rights of recoupment which Borrower could assert against Bank, except defenses which Borrower cannot waive.

                       12.10      Time of Essence.  Time is of the essence for the performance of all covenants and agreements (inclusive of the Obligations) set forth in this Agreement and each of the Loan Documents.

                       12.11      Amendments in Writing; Integration.  All amendments to or terminations of this Agreement must be in writing.  All prior agreements, understandings, representations, warranties and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents; provided, however, that the Commitment and the Confidentiality Agreement between Borrower and Bank dated January 13, 2004 shall survive the execution of this Agreement and the Closing hereunder; provided, further, that in the event of any inconsistency between the terms of this Agreement and the Commitment, the terms of this Agreement shall control.

                       12.12      Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                       12.13      Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the obligations of Borrower to indemnify Bank as described in Section 12.1 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

                       12.14      Limited License.  During the term of this Agreement, Borrower hereby grants to Bank and its Affiliates, a non-exclusive, world-wide, non-transferable, royalty-free irrevocable license to use the Borrower’s Marks (as herein defined) solely for and in connection with the general marketing, promotion and advertising activities of Bank and its Affiliates.  General marketing, promotion and advertising activities shall include press releases, product brochures, tombstone ads and other advertising typical in industry practice and disclosure of Borrower’s Marks on the Bank’s website, including a link to the Borrower’s website.  “Marks” shall mean Borrower’s names, logos, Trademarks, trade names, service marks and world wide web addresses.  Bank shall use commercially reasonable efforts to cause the appropriate designation “™” or the registration symbol “®” to be placed adjacent to the Marks in connection with the use thereof.  Notwithstanding the foregoing, Bank shall be under no obligation to use any of such Marks.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

In witness whereof, the parties have caused this agreement to be executed with authority duly obtained, as of the date first written above.

VERILINK CORPORATION	Witness:

By:

Print Name:	Print Name:

Title:

V-X ACQUISTION COMPANY	Witness:

By:

Print Name:	Print Name:

Title:

XEL COMMUNICATIONS, INC.	Witness:

By:

Print Name:	Print Name:

Title:

RBC CENTURA BANK

By:

Name:
Title:

75 Fifth Street, N.W., Suite 900
Atlanta, Georgia 30308

EXHIBIT A

DEFINITIONS

“Accounts” shall have a broad meaning and shall include all accounts (as such term is defined in Article 9 of the Code) owned by the Borrower and all accounts in which the Borrower has any rights (including, without limitation, rights to grant a security interest in accounts owned by other persons), both now existing and hereafter owned, acquired and arising; and, to the extent not included in the term accounts as so defined after ascribing a broad meaning thereto, all accounts receivable, health-care-insurance receivables, credit and charge card receivables, bills, acceptances, documents, choses in action, chattel paper  (both tangible and electronic), promissory notes and other instruments, deposit accounts, license fees payable for use of software, commercial tort claims, letter of credit rights and letters of credit, rights to payment for money or funds advanced or sold other than through use of a credit card, lottery winnings, rights to payment with respect to investment property, general intangibles and other forms of obligations and rights to payment of any nature, now owing to the Borrower and hereafter arising and owing to the Borrower, together with (i) the proceeds of all of the accounts and other property and property rights described hereinabove, including all of the proceeds of Borrower’s rights with respect to any of its goods and services represented thereby, whether delivered or returned by customers, and all rights as an unpaid vendor and lienor, including rights of stoppage in transit and of recovering possession by any proceedings, including replevin and reclamation, and (ii) all customer lists, books and records, ledgers, account cards, and other records including those stored on computer or electronic media, whether now in existence or hereafter created, relating to any of the foregoing.

 “Affiliate” means, with respect to any person, any person that owns or controls directly or indirectly such person, any person that controls or is controlled by or is under common control with such person, and each of such person’s senior executive officers, directors and partners.

“Agreement” means this Loan and Security Agreement, and any and all amendments, modifications, renewals, extensions, replacements and substitutions thereof and therefor.

“Available Unused Revolving Facility” means the amount of the Unused Revolving Facility that Borrower is entitled to receive as an Advance pursuant to the terms of this Agreement.

“Bank” means RBC Centura Bank and its successors, assigns, transferees and the holder of this Agreement and the other Loan Documents.

“Bank Expenses” means all out-of-pocket, third-party costs and expenses incurred and suffered by Bank in connection with the preparation, negotiation, administration and enforcement of the Loan Documents and its rights and remedies thereunder, including, without limitation, perfection, audit, inspection, protection and enforcement of Bank’s security interests in the Collateral.

“Borrower” means Verilink Corporation, a Delaware corporation, V-X Acquisition Company, a Delaware corporation existing as a wholly-owned subsidiary of Verilink Corporation, and XEL Communications, Inc., a Colorado corporation existing as a wholly-owned subsidiary of V-X Acquisition Company, and their successors and permitted assigns.

“Borrower’s Books” means all of Borrower’s books and records including, without limitation, ledgers, journals, spread sheets, business plans, business projections, tax returns and accompanying worksheets and notes related thereto, governmental and regulatory filings and reports and all other records concerning Borrower’s assets and liabilities, the Collateral, business operations and financial condition; and the term includes media on which such records are stored or maintained, whether electronic, printed, imbedded in software or other computer programs or on tape files, and the equipment containing such information.

 “Borrowing Base” means an amount equal to (i) 75% of Eligible Accounts (other than Eligible Foreign Accounts), as determined by Bank with reference to the most recent Borrowing Base Report delivered by Borrower plus (ii) 65% of Eligible Foreign Accounts), as determined by Bank with reference to the most recent Borrowing Base Report delivered by Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks in the State of Georgia are authorized or required to close.

“Capital Expenditures” means any amounts accrued or paid in respect of any purchase or other acquisition for value of capital assets and, for greater certainty, excludes amounts expended in respect of the normal repair and maintenance of capital assets utilized in the ordinary course of business.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction but shall exclude the effect of the conversion of the Kennedy Note.

“Close” or “Closing” means the completion of the conditions precedent to the initial Credit Extension.

“Closing Date” means the date of this Agreement, which is the last date on which this Agreement is signed by a party hereto.

“Closing Memorandum and Checklist” is the document referenced by such name in the Section of the Agreement pertaining to Conditions of Credit Extensions (i.e., Section 3.1) and is the document by such name which has been executed and delivered by Borrower to Bank contemporaneously with the execution and delivery of this Agreement by Borrower to Bank.

“Code” means the Uniform Commercial Code as in effect, from time to time, in the State of Georgia.

“Collateral” means the property and property rights described on Exhibit C and all Negotiable Collateral and Intellectual Property Collateral to the extent not described on Exhibit C.

“Commitment” means the letter dated March 26, 2004 under which Bank committed to enter into this Agreement with Borrower.

“Committed Revolving Line” means Credit Extensions of up to $5,000,000.

 “Contingent Obligation” or “Contingent Liabilities” means, as applied to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to (i) any account, instrument, chattel paper, document, general intangible, indebtedness, lease, dividend, letter of credit, letter of credit right or other obligation of another person, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that person, or in respect of which that person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, both published and unpublished and whether or not the same also constitutes a trade secret, now existing and hereafter arising, created, acquired or held.

“Corporate Distributions” means all payments to (i) any shareholder (or other holder of an equity interest in Borrower), director, executive or officer of the Borrower, (ii) any Affiliate or holder of Subordinated Debt of the Borrower, or (iii) any shareholder (or other holder of an equity interest in Borrower), director, executive or officer of any Affiliate or holder of Subordinated Debt of the Borrower.  For greater certainty, it includes bonuses, dividends, salaries (except salaries to officers or other employees in the ordinary course of business), and repayment of Indebtedness or making of loans to any such person.

“Credit Extension” means each Advance or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Credit Facilities” is a reference to the credit facilities available under this Agreement.

“Current Assets” means as of any applicable date, only those assets of Borrower that may, in the primary course of business, be converted into cash within a period of one year from such date, but excluding (a) amounts due from employees, officers, shareholders or directors of Borrower, (b) prepaid expenses for services or supplies that are not purchased for resale, and (c) amounts due from Affiliates or Subsidiaries of Borrower.

“Current Liabilities” means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendible at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

 “Default Rate” means a rate of interest per annum equal to the contract rate of interest defined as the “Default Rate” in the Promissory Note, and if there is more than one Promissory Note, it shall mean a rate of interest per annum equal to the highest of the contract rates of interest defined in the Promissory Notes as a “Default Rate”.

“Eligible Accounts” means only those Accounts that are within the meaning of the term “account” as defined under the Code which Borrower has the right to grant a security interest to Bank, that are in existence and have arisen in the ordinary course of Borrower’s business and that comply with all of Borrower’s representations and warranties to Bank set forth in this Agreement and the other Loan Documents; provided, the Bank may change the standards of eligibility by giving Borrower thirty (30) days’ prior written notice.  Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following: (i) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date; (ii) Accounts with respect to an account debtor, ten percent (10%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date; (iii) Accounts with respect to which the account debtor is an officer, employee or agent of Borrower; (iv) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional; (v) Accounts with respect to which the account debtor is an Affiliate of Borrower; (vi) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts; (vii) Accounts with respect to which the account debtor is the United States, a State, or any department, agency or instrumentality of the United States or a State; (viii) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower; (ix) the portion of the Accounts with respect to Nortel Networks, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-percent (20%) of all Accounts, but only to the extent such obligations exceed the aforementioned percentage; (x) the portion of the Accounts with respect to Verizon Communications, including subsidiaries and Affiliates, whose total obligations to Borrower exceed thirty-five percent (35%) of all Accounts, but only to the extent such obligations exceed the aforementioned percentage; (xi) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and (xii) Accounts the collection of which Bank reasonably determines after inquiry to be doubtful.  With respect to the percentage set forth in subsection (x) above, the Bank shall have the right to adjust such percentage if, at any time, the Standard & Poor’s credit rating for any of Verizon Communication’s debts falls below “A” rating.

“Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that Bank approves in writing and in advance on a case-by-case basis.

“Event of Default” has the meaning assigned in Section 8.

“Funded Debt” means, at any time, all obligations for borrowed money which bear interest or to which interest is imputed plus, without duplication, all obligations for the deferred payment of the purchase of property, all Capitalized Lease obligations and all Indebtedness secured by purchase money security interests and shall include, without limitation, the Kennedy Notes.

 “GAAP” means generally accepted accounting principles and practices in effect from time to time as promulgated by the American Institute of Certified Public Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any organization exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness” means (a) all liabilities which would be reflected on a balance sheet prepared in accordance with GAAP, (b) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all capital lease obligations and (e) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement or other relief.

“Intellectual Property Collateral” means all of Borrower’s right, title and interest in and to its intellectual property, including without limitation, the following: (i) Copyrights, Trademarks and Patents; (ii) any and all trade secrets, and any and all intellectual property rights in software and software products now or hereafter existing, created, acquired or held; (iii) any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held; (iv) any and all mask works or similar rights now or hereafter existing, created, acquired or held; (v) any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; (vi) all licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; (vii) all amendments, renewals, re-issues, divisions, continuations and extensions of any of the Copyrights, Trademarks or Patents; and (viii) all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any person, or any loan, advance or capital contribution to any person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Kennedy Note” means those certain Convertible Promissory Notes dated as of February 5, 2004 in the aggregate principal amount of $10,480,000 payable to The Kennedy Company or Jack P. Reily.

“Knowledge” means actual knowledge of a Responsible Officer of Borrower or such level of knowledge or awareness as would be obtained or should have been known at the time by a prudent business person under substantially similar circumstance after diligent investigation.

“Lien” means any mortgage, lien, deed of trust, deed to secure debts, charge, pledge, security interest or other encumbrance and the term “security interest” and Lien shall be interchangeable, as necessary or appropriate.

“Loan Documents” means, collectively, this Agreement, any instruments, including promissory notes, executed and delivered by Borrower to Bank, and any one or more of the following entered into by Borrower and Bank, or by Borrower for the benefit of Bank, or by another person and Bank or by another person for benefit of Bank in connection with the Agreement or any of the Obligations, together with any and all renewals, extensions, amendments, modifications, replacements and substitutions thereof and therefor: mortgages, deeds to secure debt, deeds of trust, security agreements, negative pledge agreements, pledge agreements, guaranty agreements, control agreements, hypothecation agreements, documents, agreements and other records.

“Material Adverse Effect” means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents as and when required thereunder.

“Material Agreements” has the meaning assigned in the Certificate of Borrower.

“Mortgages” means the mortgages referenced in the Negative Pledge.

“Negative Pledge” means the Negative Pledge Agreement between Borrower and Bank of even date herewith.

“Negotiable Collateral” means all of Borrower’s present and future letters-of-credit and letter-of-credit rights of which it is a beneficiary, instruments (including promissory notes), drafts, securities, documents of title and chattel paper (including electronic chattel paper), and Borrower’s Books relating to any of the foregoing.

“Net Accounts Receivable” means billed or invoiced accounts receivable less any allowance for doubtful accounts receivable, as determined in accordance with GAAP.

“Obligations” means all indebtedness, including principal, interest, fees, premiums, penalties, charges, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement, the other Loan Documents and any other agreement, document and record, both absolute and contingent, due and to become due, now existing and hereafter arising, including any interest and fees that accrue after the commencement of an Insolvency Proceeding and including any indebtedness, liability and obligation now owing and any indebtedness, liability and obligation hereafter arising and owing from Borrower to others that Bank has obtained or may in the future obtain by assignment or otherwise.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Periodic Payments” means all installment and similar recurring payments that Borrower may now be obligated to pay and may hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, agreement, document and record now in existence and which may hereafter come into existence between Borrower and Bank.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document; (ii) the Kennedy Notes and other Indebtedness existing on the Closing Date which is disclosed in the Schedule; (iii) Indebtedness not to exceed Fifty Thousand Dollars ($50,000) in the aggregate secured by a lien described in clause (iii) of the defined term “Permitted Liens”, provided such Indebtedness does not exceed the lesser of the cost or fair market value of the Equipment financed with such Indebtedness and extensions, renewals or refinancings thereof on terms not material less favorable to Borrower; (iv) Subordinated Debt; (v) trade payables arising in the ordinary course of business; (vi) Indebtedness between any Borrower and any Subsidiary; (vii) guaranties entered into in connection with clauses (i) through (v) above; and (viii) operating leases in the ordinary course of business.

“Permitted Investment” means: (i) Investments existing on the Closing Date disclosed in the Certificate of Borrower; (ii) (A) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (C) certificates of deposit maturing no more than one year from the date of investment therein issued by Bank, and (D) Bank’s money market accounts; (iii) Repurchases of stock from current or former employees, officers or directors of Borrower under the terms of applicable repurchase agreements or stock option agreements in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments consisting of (A) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (B) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s board of directors;  (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vii) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this part shall not apply to Investments of Borrower in any Subsidiary; (viii) Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year, and provided further that no Event of Default has occurred, is continuing or would exist after such event; and (ix) Investments in Subsidiaries.

“Permitted Liens” means the following: (i) the Mortgages and any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Bank’s security interests; (iii) Liens not to exceed Fifty Thousand Dollars ($50,000) in the aggregate (A) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (B) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment, provided that, to the extent not specifically prohibited by the terms of such financings, Borrower shall grant and pledge to Bank a valid, perfected security interest which is second in priority to any lien granted under this provision; (iv) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (iii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (v) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and suppliers and other liens imposed by law or pursuant to customary reservation and retention of title arising in the ordinary course of business; provided that such liens secure only amounts not yet due and payable, or if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established; (vi) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation; (vii) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (viii) easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business thereon; (ix) leases or subleases granted to others not interfering in any material respect with the business of the Borrower; (x) any interest or title of a lessor under any UCC financing statement (or equivalent filings, registrations or agreements) relating to leases permitted by this Agreement; (xi) normal and customary rights of set-off upon deposits of cash in favor of banks or other depository institutions and liens of a collecting bank arising under the Code on items in the course of collection; (xii) liens of sellers of goods to Borrower and any of its Subsidiaries arising under Article 2 of the Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold securing only the unpaid purchase price for such goods and related expenses.

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of: (i)  Inventory in the ordinary course of business; (ii) non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) surplus, worn-out, damaged, destroyed or obsolete Equipment or Collateral to be replaced as provided in Section 6.9; or (iv) assignment and sale of rights in the real property and improvements described in the Negative Pledge.

“Postponed Debt” means the total Indebtedness that is fully postponed and subordinated, on terms satisfactory to the Bank, to the obligations owing to the Bank.

“Promissory Note” means any promissory note or other instrument of Borrower in favor of Bank evidencing any indebtedness of Borrower to Bank under this Agreement or evidencing any of the other Obligations, together with any amendments, modifications, extensions, renewals, substitutions or replacements thereto or therefor.

“Requirement of Law” means as to any person, the certificate of incorporation and by-laws or other organizational or governing documents of such person, and any law, treaty, rule, or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its properties or to which such person or any of its properties is subject, either individually, or jointly or collectively with another person or persons.

“Responsible Officer” means each of the Chief Executive Officer, any Senior Vice President, and the Chief Operating Officer, the Chief Financial Officer of Borrower.

“Revolving Facility” means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2 under subsection entitled “Revolving Facility”.

“Revolving Maturity Date” means the day before the first anniversary of the Closing Date.

“Schedule” means the schedule of exceptions attached hereto, if any.

“Shareholders’ Equity” means the total of (i) share capital (excluding redeemable preferred shares and treasury stock), (ii) contributed surplus, (iii) retained earnings and (iv) Postponed Debt; and for non-corporate organizations such as partnerships or limited liability companies, equity accounts similar to those described herein for corporations.

“Software Products” and “Software” are interchangeable and mean software, computer source codes and other computer programs.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated to the indebtedness owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

“Subsidiary” means any registered organization or other organization (1) the majority (by number of votes) of the outstanding voting interests of which is at the time owned or controlled by Borrower, or by one or more Subsidiaries of Borrower, or Borrower and one or more Subsidiaries of Borrower, or (2) otherwise controlled by or within the control of Borrower or any Subsidiary.

“Tangible Net Worth” means the total of Shareholders’ Equity plus the Kennedy Note less intangibles.

“Threshold Amount” means an amount in excess of $50,000.

“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

 “Unused Revolving Facility” means an amount equal to the Committed Revolving Line then in effect less the aggregate amount of Advances outstanding under the Revolving Facility and any other deductions from the Committed Revolving Line as provided in the Agreement.

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 10:00 A.M., E.T.

TO: _______________	DATE:
FAX #: ___________	TIME:

FROM:	VERILINK CORPORATION OR XEL COMMUNICATIONS, INC.

CLIENT NAME (BORROWER)

REQUESTED BY:

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT #	TO ACCOUNT #

REQUESTED TRANSACTION TYPE	REQUESTED TRANSACTION TYPE

PRINCIPAL INCREASE (ADVANCE)	$

PRINCIPAL PAYMENT (ONLY)	$

INTEREST PAYMENT (ONLY)	$

PRINCIPAL AND INTEREST (PAYMENT)	$

OTHER INSTRUCTIONS:

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all respects as of the date of this Loan Payment/Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete as of such date.

BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester	Phone #

Received By (Bank)	Phone #

Authorized Signature (Bank)

EXHIBIT C

DEBTOR:	VERILINK CORPORATION, XEL COMMUNICATIONS, INC. AND V-X ACQUISITION COMPANY

SECURED PARTY:	RBC CENTURA BANK

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

All personal property owned by Borrower and all personal property in which Borrower has an assignable property interest, both presently existing and hereafter created, written, produced, developed, acquired and arising, of every nature, kind and description, wherever located and notwithstanding in whose custody and possession any of the foregoing may be at any time or times, including, but not limited to:

(i)

all accounts (as such term is defined in Article 9 of the Uniform Commercial Code in effect from time to time in the State of Georgia) owned by the Borrower and all accounts in which the Borrower has any rights (including, without limitation, rights to grant a security interest in accounts owned by other persons), both now existing and hereafter owned, acquired and arising and, to the extent not included in the term accounts as so defined after ascribing a broad meaning thereto, all accounts receivable, health-care-insurance receivables, credit and charge card receivables, bills, acceptances, documents, choses in action, chattel paper  (both tangible and electronic), promissory notes and other instruments, deposit accounts, license fees payable for use of software, commercial tort claims, letter of credit rights and letters of credit, rights to payment for money or funds advanced or sold other than through use of a credit card, lottery winnings, rights to payment with respect to investment property, general intangibles and other forms of obligations and rights to payment of any nature, now owing to the Borrower and hereafter arising and owing to the Borrower, together with (1) the proceeds of all of the accounts and other property and property rights described hereinabove, including all of the proceeds of Borrower’s rights with respect to any of its goods and services represented thereby, whether delivered or returned by customers, and all rights as an unpaid vendor and lienor, including rights of stoppage in transit and of recovering possession by any proceedings, including replevin and reclamation, and (2) all customer lists, books and records, ledgers, account cards, and other records including those stored on computer or electronic media, whether now in existence or hereafter created, relating to any of the foregoing;

(ii)

all now existing and hereafter acquired software, computer source codes, computer programs embedded in goods that consist solely of the medium in which the program is embedded and other computer programs and supporting information (collectively, the “Software Products”), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing and hereafter arising, United States of America and foreign, obtained and to be obtained on or in connection with the Software Products, and any parts thereof and any underlying and component elements of the Software Products, together with the right to copyright and all rights to renew and extend such copyrights and the right (but not the obligation) of Bank to sue in its own name and in the name of the Borrower for past, present and future infringements of copyright;

(iii)	all now existing and hereafter acquired goods, including, without limitation, fixtures, equipment and inventory;

(iv)	all now existing and hereafter arising guarantees and other supporting obligations, together with the security therefor;

(v)	all now existing and hereafter arising copyrights, trademarks, service marks, trade names and service names and the goodwill associated therewith;

(vi)

all now existing and hereafter arising (a)  patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether Borrower is licensor or licensee, (c) income, royalties, damages, payments, accounts and accounts receivable now due and those hereafter arising and due under and with respect thereto, including, without limitation, damages and payments for past, present and future infringements thereof, (d) the right (but not the obligation) to sue for past, present and future infringements thereof, (e) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing; and

(vii)

all now existing and hereafter arising accessions, products and proceeds, including, without limitation, insurance proceeds and condemnation proceeds, of any and all of the foregoing property and property rights.

EXHIBIT D

Customer No. ___________________
Loan No. ___________________

RBC Centura	BORROWING BASE CERTIFICATE (Accounts Receivable)

Borrower: VERILINK CORPORATION, V-X ACQUISITION COMPANY AND XEL COMMUNICATIONS, INC. Lender: RBC Centura Bank
Credit Line Amount:	$

ACCOUNTS RECEIVABLE (other than Eligible Foreign Accounts)
1.	Borrower’s Accounts Book Value (excl. Nortel & Verizon) as of _____________

2.	Hypothecated Accounts Book Value as of ________________

3.	Verizon Accounts (not to exceed 30% of the sum of lines #6 & #10)

4	Nortel Accounts (not to exceed 30% of the sum of lines #6 & #10)

5.	Additions (please explain on a signed attachment)

6.	TOTAL ACCOUNTS RECEIVABLE (other than Eligible Foreign Accounts)

ACCOUNTS RECEIVABLE (Eligible Foreign Accounts)
7.	Borrower’s Accounts Book Value as of _____________

8.	Hypothecated Accounts Book Value as of ________________

9.	Additions (please explain on a signed attachment)

10.	TOTAL ELIGIBLE FOREIGN ACCOUNTS RECEIVABLE

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
11.	Amounts over 90 days past due (i)

12.	Accounts with over 90 day accounts more than 10% of balance (ii)

13.	Officer and Employee Accounts (iii)

14.	Demo/Consignment Accounts (iv)

15.	Subsidiary/Affiliate Accounts (v)

16.	Non-Eligible Foreign Accounts (vi)

17.	Government Accounts (vii)

18.	Potential Liability Accounts (viii)

19.	Nortel (20%)/Verizon (35%) Excess Accounts (ix) & (x)

20.	Disputed Accounts (xi)

21.	Doubtful Accounts (xii)

22.	Other (please explain on reverse)

23.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS

24.	Eligible Accounts (other than Eligible Foreign Accounts) (#6 minus #23)

25.	LOAN VALUE OF ACCOUNTS (other than Eligible Foreign Accounts) (75% of #24)

26.	LOAN VALUE OF ELIGIBLE FOREIGN ACCOUNTS (65% of #10)

27.	LOAN VALUE OF ACCOUNTS (#25 plus #26)

BALANCES
28.	Maximum Credit Line

29.	Total Permissible Borrowings on Credit Line (Lesser of #28 or #26)

30.	Present balance owing on Line of Credit

31.	Outstanding under Sublimits (Letters of Credit)

33.	RESERVE POSITION (#29 minus #30 and #31)

The undersigned represents and warrants that the foregoing is true, accurate and complete as of the date indicated below, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan Agreement between the undersigned and RBC Centura Bank.

Verilink Corporation		Date:

By:

Authorized Signer

EXHIBIT E

Customer No. ___________________
Loan No. ___________________

RBC Centura	COMPLIANCE CERTIFICATE

TO:          RBC CENTURA BANK

FROM:          VERILINK CORPORATION

The undersigned authorized officer of VERILINK CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan Agreement between Verilink Corporation, V-X Acquisition Company, and XEL Communications, Inc. (collectively, “Borrower”) and Bank dated April __, 2004 (the “Agreement”), (i) Borrower is in complete compliance for the period ending _________________ with all covenants set forth in the Agreement, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true, correct and accurate as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The undersigned authorized officer further certifies that any supporting financial statements with respect to this Compliance Certificate, except as otherwise permitted under Section 6.4(i) of the Agreement, have been prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes – or unless otherwise permitted in the Agreement.  Reference is made to the Agreement for the relevant meanings of the reporting requirements and covenants which are stated below in a “short-hand” manner.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within ___ days	Yes	No
Quarterly financial statements	Quarterly within ___ days	Yes	No
Annual financial statements (Audited)	FYE within ___ days	Yes	No
10K and 10Q	As applicable	Yes	No
Borrowing Base Cert. – Receivables	Monthly within ___ days	Yes	No
Aged Accounts Report	Monthly within _____ days	Yes	No
Budget/Forecast		Yes	No
Legal Issues		Yes	No
Intellectual Property Reports		Yes	No

(Continued on Next Page)

Compliance Certificate
(Continued from Previous Page)

Financial Covenant	Required	Actual	Complies

Liquidity Ratio	:	:	Yes	No

Tangible Net Worth			Yes	No
	$ ________	$ ________

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:

Authorized Signer

Date:

Authorized Signatory of Borrower

Verified:

Authorized Signer

Title

Date:

Date:

	Compliance Status	Yes	No

Customer No. ___________________

Loan No. **Insert Loan Number**

RBC Centura	RBC CENTURA BANK
DISBURSEMENT INSTRUCTIONS

Name:	VERILINK CORPORATION,	Date of Loan:
V-X ACQUISITION COMPANY, AND
XEL COMMUNICATIONS, INC.

Loan Amount:		Type of Loan:

On closing of the transaction identified herein, this document will serve as the authorization for RBC Centura Bank, or its representative, to disburse the loan proceeds as stated below.

• Amount paid to Borrower:

$2,000,000.00	credited to Borrower’s deposit account No. 0032 7552 1500 at Bank of America when requested by Borrower after closing

$

• Amounts paid to others on behalf of Borrower:
$25,000.00	to RBC Centura Bank for Loan Fees

$	to RBC Centura Bank for Document Fee

$	to RBC Centura Bank for accounts receivable audit (estimate)

$	to Morris, Manning & Martin, L.P. for fees and expenses

$	to

$	to

$	TOTAL DISBURSEMENTS (Amounts Paid to Borrower and Others)

VERILINK CORPORATION	XEL COMMUNICATIONS, INC.

By:	By:

Print Name:	Print Name:

Title:	Title:

Acknowledged:

RBC Centura Bank

By:

or

DISBURSING AGENT

Customer No. ___________________
Loan No. ___________________

RBC Centura	INSURANCE CERTIFICATION and AGREEMENT

TO: RBC CENTURA BANK	Date:

From:          VERILINK CORPORATION AND XEL COMMUNICATIONS, INC.

In consideration of a loan referenced above (“loan”), the undersigned, jointly and severally if more than one, certifies to and agrees with RBC Centura Bank (“Bank”) as follows:

                    (a)  the insurance coverage required in connection with the loan is in place and will remain in force during the term of the loan;

                     (b)  the policies of insurance evidencing the insurance coverage referenced in (a) above are listed below, which information is accurate in all material respects as of the date of this certification;

                     (c)  we have notified the agent and companies identified below to add “RBC Centura Bank, its successors and assigns” as lender’s loss payee, as directed by Bank, on the applicable existing insurance policies and to add “RBC Centura Bank, its successors and assigns” as lender’s loss payee on any new policies;

                     (d)  we have notified the agents and companies identified below to furnish Bank at the above address with  copies of the policies with all endorsements, together with any subsequent renewal policies – all of which shall reflect the interests of Bank as required herein or as may otherwise be directed by Bank; and

                     (e) we have notified the agents and companies identified below to provide copies of all notices regarding non-payment of premiums, changes in policy terms or coverages and termination or cancellation of the policies, or any of them, to the Bank.

The following is identifying information on the policies of insurance required to be carried by us under the loan:

Required Insurance	Company	Agent	Policy Number	Expiration Date

Property Insurance	Name:	Name:
	Address:	Address:

	Telephone:	Telephone:

General Liability	Name:	Name:
	Address:	Address:

	Telephone:	Telephone:

Workmen’s Comp.	Name:	Name:
	Address:	Address:

	Telephone:	Telephone:

Officers’ & Directors’	Name:	Name:
	Address:	Address:

	Telephone:	Telephone:

Comprehensive	Name:	Name:
	Address:	Address:

	Telephone:	Telephone:

	Name:	Name:
	Address:	Address:

	Telephone:	Telephone:

(Signatures on Next Page)

VERILINK CORPORATION	XEL COMMUNICATIONS, INC.

By:	By:

Print Name:	Print Name:

Title:	Title:

FOR BANK USE ONLY

INSURANCE VERIFICATION: Date:

Person Spoken to:

Policy Number:

Effective From:	To:

Verified by:

Customer No. __________________
Loan No.  _____________________

RBC Centura	AUTOMATIC DEBIT AUTHORIZATION

To:  RBC Centura Bank

Re:  Loan #

You are hereby authorized and instructed to charge account No. _____________________ in the name of  ____________________________________________ for principal, interest, fees, charges and other payments due on the above-referenced loan (“loan”) as set forth below and credit the loan.

___

Debit each interest payment as it becomes due according to the terms of the instruments and other agreements evidencing the loan, as the same may be renewed, extended, amended, modified, replaced and substituted from time to time.

___

Debit each principal payment as it becomes due according to the terms of the instruments and other agreements evidencing the loan, as the same may be renewed, extended, amended, modified, replaced and substituted from time to time.

___

Debit any fees, charges and other payment as they become due according to the terms of the instruments and other agreements evidencing the loan, as the same may be renewed, extended, amended, modified, replaced and substituted from time to time.

This Authorization is to remain in full force and effect until revoked in writing by an authorized representative of Borrower which is delivered to RBC Centura Bank.  A revocation shall be deemed delivered to RBC Centura Bank effective as of 5:00 p.m. on the calendar day which is 10 Business Days following the date the revocation is received by RBC Centura Bank by a notice given as provided in the LoanAgreement or as RBC Centura Bank may designate from time to time.

VERILINK CORPORATION	Date:

By:

Print Name:

Title:

Customer No. __________________
Loan No.  _____________________

RBC Centura	AUTOMATIC DEBIT AUTHORIZATION

To:  RBC Centura Bank

Re:  Loan #

You are hereby authorized and instructed to charge account No. _____________________ in the name of  ____________________________________________ for principal, interest, fees, charges and other payments due on the above-referenced loan (“loan”) as set forth below and credit the loan.

___

Debit each interest payment as it becomes due according to the terms of the instruments and other agreements evidencing the loan, as the same may be renewed, extended, amended, modified, replaced and substituted from time to time.

___

Debit each principal payment as it becomes due according to the terms of the instruments and other agreements evidencing the loan, as the same may be renewed, extended, amended, modified, replaced and substituted from time to time.

___

Debit any fees, charges and other payment as they become due according to the terms of the instruments and other agreements evidencing the loan, as the same may be renewed, extended, amended, modified, replaced and substituted from time to time.

This Authorization is to remain in full force and effect until revoked in writing by an authorized representative of Borrower which is delivered to RBC Centura Bank.  A revocation shall be deemed delivered to RBC Centura Bank effective as of 5:00 p.m. on the calendar day which is 10 Business Days following the date the revocation is received by RBC Centura Bank by notice given as provided in the Loan Agreement or as RBC Centura Bank may designate from time to time.

XEL COMMUNICATIONS, INC.	Date:

By:

Print Name:

Title:

Customer No. ___________________
Loan No. ___________________

RBC Centura	SIGNATURE AUTHORIZATION

To:          RBC Centura Bank

Address:            75 Fifth Street, N.W, Suite 900, Atlanta, Georgia 30308

This Authorization is in reference to that certain Loan and Security Agreement (“Agreement”) executed by the undersigned borrower (“Borrower”) concerning a loan or loans from RBC Centura Bank (“Bank”) to Borrower.  Each individual signing on behalf of the Borrower, as shown below, hereby certifies that he/she has been authorized by Borrower to designate certain individuals who are employees or agents of Borrower to perform such acts as are contemplated by and in furtherance of the Agreement.

The individuals named on the next page, and any one acting alone, are hereby authorized and appointed for and on behalf of Borrower from time to time to do any of the following:

(1)	To request advances of credit under the Agreement and to effect repayment of any credit outstanding under the Agreement.

(2)

To execute and deliver assignments, borrowing certificates, instruments, schedules, reports, invoices, bills, shipping documents and such other documents and certificates as may be necessary or appropriate under the Agreement and any instruments and other agreements relating thereto, including all those executed and delivered in connection therewith;

(3)

To transfer and endorse to Bank, as applicable, in payment of Borrower’s obligations to Bank any of Borrower’s now existing and hereafter acquired real and personal property, including, without limitation, any goods, monies, accounts, general intangibles, investment property, documents, chattel paper and any checks, drafts, notes and other instruments payable to Borrower; and

(4)	To do and perform any and all other acts and matters in any way relating to any or all of the foregoing.

The undersigned individuals each further certifies that the specimen signatures below are the genuine signatures of the individuals designated herein and that their signatures shall be binding on Borrower until Bank receives written notice of termination if the authority of any such designated individuals.

Date:	VERILINK CORPORATION

By:

Print Name:

Title:

V-X ACQUISITION COMPANY

By:

Print Name:

Title:

XEL COMMUNICATIONS, INC.

By:

Print Name:

Title:

Authorized Individuals and Specimen Signatures On Next Page

Customer No. ___________________
Loan No. ___________________

Attached to Signature Authorization
for
Verilink Corporation, V-X Acquisition Company and XEL Communications, Inc.
to RBC Centura Bank
dated April __, 2004

Authorized Individuals and Specimen Signatures:

Name (Typed or Printed)	Signature

FOR VERILINK CORPORATION:

Leigh S. Belden President and Chief Executive Officer

S. Todd Westbrook Senior Vice President

C. W. Smith Vice President and Chief Financial Officer

FOR XEL COMMUNICATIONS, INC.:

None

FOR V-X ACQUISITION COMPANY:

None